Exhibit 16.1

509.624.9223	mail@fruci.com
802 N. Washington St.	Spokane, WA 99201

July 14, 2020

U.S. Securities and Exchange Commission Office of the Chief Accountant

     100F Street, N.E.     Washington, DC 20549

Re: REGI U S, Inc.         Commission file number: 000-52711

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of REGI U S, Inc. (Registrant) dated July 14, 2020, and agree with the statements concerning our Firm contained under Item 4.01 therein.

Very truly yours,

/s/ Fruci & Associates II, PLLC Fruci & Associates II, PLLC